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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 Current Report

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      FEBRUARY 7, 1996

                         COMPREHENSIVE CARE CORPORATION
               (Exact name of registrant as specified in Charter)

   DELAWARE                          0-5751                      95-2594724
(State or other                    (Commission                 (IRS Employer
jurisdiction of                   File Number)               Identification No.)
incorporation)

                350 WEST BAY STREET, COSTA MESA, CALIFORNIA     92627
               (Address of principal executive offices)       (zip code)

                                 (714) 222-2273
              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS

The Company announced on February 7, 1996 that it had entered into a letter of intent to acquire Mustard Seed Corporation ("Mustard Seed") in a stock exchange of all of the issued and outstanding shares of Mustard Seed. It is contemplated that all of the shareholders of Mustard Seed will receive shares of the Company's common stock having an aggregate market value of $9.0 million, subject to adjustment, based upon the closing price for the Company's common stock on the New York Stock Exchange, Inc. on the day immediately prior to the closing of the transaction. The closing of the transaction is subject to certain contingencies including the execution of a definitive agreement and the approval of the transaction by the Company's stockholders at a special meeting to be held for such purpose in the near future.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(C)      EXHIBITS.

EXHIBIT NO.       DESCRIPTION

99.7              Press Release dated February 7, 1996.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  COMPREHENSIVE CARE CORPORATION
                                           (Registrant)

                                  By: /s/ Kerri Ruppert
                                      --------------------------
                                      Kerri Ruppert, Senior Vice President and
                                      Chief Accounting Officer
                                      (Principal Accounting Officer)

Dated: February 12, 1996